DELTA APPAREL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA


DA ____________                                              Shares
COMMON STOCK                                          SEE REVERSE FOR
THIS CERTIFICATE IS TRANSFERABLE IN                 CERTAIN DEFINITIONS
NEW YORK, NEW YORK OR                               CUSIP 247368 10 3
CHARLOTTE, NORTH CAROLINA



This is to certify that

is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01, OF

Delta Apparel, Inc. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:

VICE PRESIDENT AND SECRETARY.             PRESIDENT AND CHIEF EXECUTIVE OFFICER.

COUNTERSIGNED AND REGISTERED:
FIRST UNION NATIONAL BANK
(CHARLOTTE, NORTH CAROLINA)
TRANSFER AGENT
AND REGISTRAR
BY: ____________________________
AUTHORIZED SIGNATURE

DELTA APPAREL, INC.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Delta Apparel, Inc. and First Union National Bank, as Rights Agent, dated as of January 27, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Delta Apparel, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Delta Apparel, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common             UNIF GIFT MIN ACT .....Custodian .....
TEN ENT-as tenents by the entireties                       Cust.          Minor
JT TEN- as joint tenants with right of              under Uniform Gift to Minors
        survivorship and not as tenants             Act .................
        in common                                          State

    Additional abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

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-----------------------------------------------------------------------   shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------- Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

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NOTICE:  THE  SIGNATURE  TO THIS  ASSIGNMENT  MUST  CORRESPOND  WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
                         -------------------------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.